Exhibit 10.1

PROPOSED AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of August 22, 2023, to the Trust Agreement (as defined below) is made by and between Vahanna Tech Edge Acquisition I Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of November 22, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, The Sponsor is willing to make a monthly loan of the lesser of $0.033 per outstanding share and $225,000 to the Company (we refer to each loan as a “Contribution”) so the Company can deposit into the Trust Account the Contribution amount as the extension payment for each one-month extension;

WHEREAS, at an extraordinary general meeting of the Company held on August 22, 2023 (the “Extraordinary General Meeting”), the Company’s shareholders approved (i) a proposal to amend and restate (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association (the “Charter”) to, among other things, modify the monthly amount that Vahanna LLC, our sponsor (the “Sponsor”), or its affiliates or designees must deposit into the Company’s trust account (the “Trust Account”) in order to implement the Board’s plan to extend the period of time to consummate a business combination (the “Extension”), in the event that the Company does not consummate a business combination within 21 months from the consummation of the IPO (August 26, 2023) (the “Current Termination Date”), if requested by the Sponsor and accepted by the Company, from $0.033 per outstanding share to the lesser of $0.033 per outstanding share and $225,000, and provide up to nine (9) additional one-month extensions (the termination date as so extended, the “Extended Termination Date”) (ii) proposal to amend the Trust Agreement to allow the Company to extend the Combination Period up to nine (9) times for an additional one (1) month each time from August 26, 2023 to the Extended Termination Date by depositing into the Trust Account, for each one-month extension, the lesser of $0.033 per outstanding share and $225,000; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (A) the date that is 21 months after the closing of the IPO (“Closing”), or (A) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 22 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 21 months after the Closing; or (B) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 23 months after the Closing, provided that the

Company deposits the Contribution into the Trust Account on or prior to the date that is 22 months after the Closing; or (C) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 24 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 23 months after the Closing; or (D) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 25 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 24 months after the Closing; or (E) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 26 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 25 months after the Closing; or (F) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 27 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 26 months after the Closing; or (G) if the President, Chief Executive Officer or Chairman of the Boards further extends the time to complete the Business Combination by an additional 1-month period, the date that is 28 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 27 months after the Closing; or (H) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 29 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 28 months after the Closing; or (I) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete the Business Combination by an additional 1-month period, the date that is 30 months after the Closing, provided that the Company deposits the Contribution into the Trust Account on or prior to the date that is 29 months after the Closing; but if the Company has not completed the Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date. For example, if during the 9-month period spanning 21 months and 30 months after the Closing, the Company does not deposit the Contribution into the Trust Account by the last day of the 7th month, then the Last Date shall be the last day of the 7th month. The form of any extension contemplated by this Section 1(i) shall be in substantially the form attached hereto as Exhibit E.”

3. Exhibit E of the Trust Agreement is hereby added in its entirety as follows:

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account No. [ ] Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Vahanna Tech Edge Acquisition I Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of November 22, 2021 (“Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from                to                (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the Contribution, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

VAHANNA TECH EDGE ACQUISITION I CORP

By:
Name:
Title:

cc:

Mizuho Securities USA LLC

4. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

6. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By: /s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

VAHANNA TECH EDGE ACQUISITION I CORP.

By: /s/ Karan Puri
Name: Karan Puri
Title: Chief Executive Officer